QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of independent registered public accounting firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 17, 2017 (except Note 14, as to which the date is June 15, 2017) in Amendment No. 1 to the Registration Statement (Form S-1) and the related Prospectus of Mersana Therapeutics, Inc. for the registration of 5,750,000 shares of its common stock.

/s/ Ernst & Young LLP
Boston, Massachusetts June 15, 2017

QuickLinks

  Exhibit 23.1
Consent of independent registered public accounting firm